UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2008

Antares Pharma, Inc.

(Exact Name of Registrant Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-32302 (Commission File Number)	41-1350192 (I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-359-3020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2008, the stockholders of Antares Pharma, Inc., a Delaware corporation (the “Company”), approved the Antares Pharma, Inc. 2008 Equity Compensation Plan (the “Plan”) pursuant to a proposal that was submitted to the stockholders for approval at the Company’s 2008 Annual Meeting of Stockholders. The effective date of the Plan is May 14, 2008.

The 1993 Stock Option Plan (the “1993 Plan”), the 1996 Stock Option Plan (the “1996 Plan”), the Amended and Restated 2001 Stock Option Plan for Non-Employee Directors and Consultants (the “2001 Directors and Consultants Plan”), the Amended and Restated 2001 Incentive Stock Option Plan for Employees (the “2001 Employees Plan”), and the 2006 Equity Incentive Plan (the “2006 Plan” and, together with the 1993 Plan, 1996 Plan, 2001 Directors and Consultants Plan and the 2001 Employees Plan, the “Prior Plans”) will be merged with and into the Plan as of the effective date (the “Plan Merger”) and no additional grants shall be made thereafter under the Prior Plans. Outstanding grants under the Prior Plans will continue in effect according to their terms as in effect before the Plan Merger (subject to such amendments as the Board of Directors of the Company (the “Board”) determines, consistent with the Prior Plans, as applicable), and the shares with respect to outstanding grants under the Prior Plans shall be issued or transferred under the Plan.

The key terms of the Plan are as follows:

Administration. The Plan is administered and interpreted by the compensation committee of the Board (the “Committee”), which Committee is appointed by the Board. The Committee has the authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The determinations of the Committee are made in its sole discretion and are final, binding and conclusive.

Eligibility. All of the employees of the Company and its subsidiaries and certain consultants and advisors who perform services for the Company or its subsidiaries are eligible for grants under the Plan. Non-employee directors of the Company are also eligible to receive grants under the Plan.

Types of Awards. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards.

Shares Subject to the Plan. The Plan provides that all grants will be expressed in terms of the Company’s common stock, par value $0.01 per share (“Common Stock”), and authorizes for issuance up to 10 million shares of Common Stock (subject to adjustment as described below), which number of shares includes 2,028,326 new shares of Common Stock, 5,631,791 shares of Common Stock subject to outstanding grants under the Prior Plans as of May

14, 2008 and 2,339,883 shares of Common Stock remaining available for issuance under the Prior Plans but not subject to previously exercised, vested or paid grants as of May 14, 2008. The Plan further provides that the maximum aggregate number of shares of Common Stock that may be made with respect to grants, other than dividend equivalents, to any individual during a calendar year is 1,000,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents in any calendar year in excess of $1,000,000.

These limits will be equitably adjusted by the Committee in the event of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without the Company’s receipt of consideration, or if the value of the outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution.

Change of Control. If a change of control of the Company occurs, unless the Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, and all outstanding stock units, other stock-based awards and dividend equivalents will become fully payable in cash or shares of Common Stock in an amount not less than their target amount (as determined by the Committee).

In the event of a change of control, the Committee may also take any of the following actions with respect to outstanding grants: (i) require that grantees surrender their outstanding options and SARs in exchange for payment by the Company, in cash or shares of Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of Common Stock subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, (ii) after giving grantees the opportunity to exercise their outstanding options and SARs, the Committee may terminate any or all unexercised options and SARs at such time as the Committee determines appropriate, or (iii) determine that outstanding options and SARs that are unexercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. No grants may be issued under the Plan after May 13, 2018.

The foregoing summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2008, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 shares to 150,000,000 shares. A copy of the Certificate of Amendment to the Company’s Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc.
3.2	Certificate of Incorporation of Antares Pharma, Inc. (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on April 12, 2006 and incorporated herein by reference.)
10.1	Antares Pharma, Inc. 2008 Equity Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
Date: May 19, 2008	By: /s/ ROBERT F. APPLE
Robert F. Apple Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc.
3.2	Certificate of Incorporation of Antares Pharma, Inc. (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on April 12, 2006 and incorporated herein by reference.)
10.1	Antares Pharma, Inc. 2008 Equity Compensation Plan.